UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WHITE DENTAL SUPPLY, INC.
(Name of small business issuer in its charter)

Nevada	5961	20-4622782
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11677 N. 91st Place
Scottsdale, Arizona 85260
(480) 330-1922
(Address and telephone number of principal executive offices and principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702) 248-1027
(Name, address and telephone number of agent for service)

Copies to:
Randy Brumbaugh, Esq.
417 W. Foothill Blvd.
PMB B-175
Glendora, CA 91741

WHITE DENTAL SUPPLY, INC.

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement, as amended, filed by White Dental Supply, Inc. and deemed effective by the Securities and Exchange Commission, offered a minimum of 700,000 and up to a maximum of 3,000,000 shares of our $0.001 par value common stock at a price of $0.05 per share pursuant to a self-underwritten offering.  A total of 800,000 shares were sold by the Company to twenty investors in conjunction with the registered offering for an aggregate of $40,000.

This Post-Effective Amendment No. 1 is filed to deregister 2,200,000 shares representing the unsold portion of the stock to be offered by us.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned on May 17, 2007.

WHITE DENTAL SUPPLY, INC.
(Registrant)

By: /s/ Nancy White
Nancy White
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Nancy White	President, CEO and Director	May 16, 2007
Nancy White

/s/ Michael White	Chief Financial Officer	May 16, 2007
Michael White

/s/ Michael White	Chief Accounting Officer	May 16, 2007
Michael White

3